Exhibit 10.14

Portions of this exhibit, indicated by [***], have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) treated by the Registrant as private or confidential.

Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

The Registrant undertakes to furnish a copy of all omitted information, schedules, and exhibits to the U.S. Securities and Exchange Commission upon its request.

FACILITIES AGREEMENT

This Agreement is made the day and year as stated in Part 1 of Schedule annexed hereto between the party whose name and address are stated in Part 2 of Schedule (hereinafter referred to as “the Supplier") of the one part and the party whose name and address are stated in Part 3 of Schedule (hereinafter referred to as the “the Customer") of the other part.

(Collectively refer the Supplier and the Customer as “the Parties” and separately refer as “the Party”)

Article I RECITALS

Section 1. The Said Premises

The Supplier qua landlord is the registered and beneficial owner of said the Demised Premises more particularly referred to and described in Part 4 of Schedule (hereinafter referred to as “the Demised Premises") and has agreed to let and the Customer qua tenant has agreed to accept the tenancy of the Demised Premises on “as is where is” basis subject to the terms and conditions of the Tenancy Agreement dated 19 JUN 2025 (hereinafter referred to as “the TA”).

Section 2. The Manufacturing Facilities

The Supplier is the beneficial proprietor of the clean room and all other manufacturing and production facilities (whichever is applicable) and attached and/or located at the Demised Premises more particularly described in the List of Inventories annexed herewith as Annexure B hereto (hereinafter collectively referred to as “the Facilities”).

Section 3 Parties Intention

The Supplier is desirous to let the Facilities on “as is where is basis” and the Customer is desirous to take the letting of the Facilities for production of the business of the Customer in the Demised Premises upon the terms and subject to the conditions hereinafter appearing.

NOW IT IS HEREBY AGREED AS FOLLOWS: -

Article II AGREEMENT TO LET THE FACILITIES

Section 4 Letting of Facilities

The Supplier hereby lets the Facilities whereas the Customer hereby takes the letting of the Facilities for a term as stipulated in Part 5 of Schedule (hereinafter referred to as “the Term”), commencing from the date stated in Part 6 of Schedule (hereinafter referred to as “the Commencement Date”) which is coincide with the TA commencement date at a consideration. At the expiration of the Term hereby created, the Parties hereto mutually agreed that the Customer shall be entitled for the first right of refusal to further renew and extend the tenancy by giving one (1) month’s notice in advance prior to the expiry of the Term to the Supplier for a period of Three (3) years as stipulated in Part 7 of Schedule (hereinafter referred to as “the Renewal Term”) subject to an increment of the Monthly Letting Fee as stipulated in Part 9 of Schedule (hereinafter referred to as the “Revised Monthly Letting Fee”) exclude all taxes, rates, levies or charges or Sales and Service Tax with an option to extend for another Three (3) years as stipulated in Part 7A of Schedule (hereinafter referred to as “the Further Term”) subject to an increment of the Revised Monthly Letting Fee as stipulated in Part 9A of Schedule (hereinafter referred to as “the Further Revised Monthly Letting Fee”) exclude all taxes, rates, levies or charges or Sales and Service Tax.

Section 5 Consideration

In consideration of the Customer observing the covenants, undertakings, obligations, stipulations and agreements herein contained and paying the Monthly Letting Fee as stipulated in Part 8 of Schedule (hereinafter referred to as “the Monthly Letting Fee”) exclude all taxes, rates, levies or charges or Sales and Service Tax, all such letting fees to be payable monthly in advance and the Earnest Deposit shall be treated as the first of the Monthly Letting Fee shall be payable from the 1st day of August 2025 onwards or upon the expiry of the Rental Free Period as specified under the TA, whichever shall be later and the subsequent payment of rentals to be made on the first (1st) day of each and every succeeding calendar month in the event not later than seventh (7th) day of each calendar month, PROVIDED THAT if the Monthly Letting Fee, the Revised Monthly Letting Fee or the Further Revised Monthly Letting Fee as the case may be is paid after the seventh (7th) day of every calendar month, the Customer shall additionally pay to the Supplier the Interest at the rate of eight [8%] per annum calculated on such unpaid Monthly Letting Fee, the Revised Monthly Letting Fee or the Further Revised Monthly Letting Fee as the case may be on daily basis PROVIDED THAT in the event if the Supplier qua landlord failed to obtain the PDC Consent for whatsoever reasons within six (6) months from the date of the TA, the Customer qua tenant shall be at liberty to further extend the prescribed period for the procurement of PDC Consent by the Supplier qua landlord PROVIDED FURTHER THAT if the PDC Consent has not been obtained within the prescribed period and the Customer is unable to commence and/or carry out its business operations at the Demised Premises, the Customer shall not be liable to pay the Monthly Letting Fee herein reserved until and unless the PDC Consent has been duly obtained or to terminate this Agreement and upon such termination the Supplier shall simultaneously refund the Earnest Deposit and all monies, if any received by the Supplier to the Customer.

Section 6 Earnest Deposit

The Customer has prior to execution of this Agreement paid to the Supplier the sum as stipulated in Part 10 of Schedule by way of earnest deposit (hereinafter referred as the “Earnest Deposit"). The Earnest Deposit shall be treated as payment in advance for the 1st Monthly Letting Fee for the purpose of this Agreement.

Section 7 Customer's Covenants

The Customer hereby covenants and undertakes with the Supplier to punctually pay the Monthly Letting Fee and the Revised Monthly Letting Fee as the case may be reserved in the manner aforesaid and to keep and maintain the Facilities in good and tenantable repair and condition (fair wear and tear and damage by accidental fire, storm, tempest, Act of God and civil commotion and riot excepted).

Section 8 Supplier's Covenants

The Supplier hereby covenants and undertakes with the Customer that in consideration of the Customer agreeing to pay the Monthly Letting Fee and the Revised Monthly Letting Fee as the case may be hereby reserved, the Supplier shall provide the Facilities during the Term, the Renewal Term or the Further Term, as the case may be. The Supplier further covenants and undertakes with the Customer that that the Facilities are covered by warranty for a period of twelve (12) months from the date of delivery of vacant possession of the Demised Premises together with the Certificate of Practical Completion by the contractor to the Supplier. In the event of any damage or defect, the Supplier shall promptly coordinate, assist and/or liaise with such vendor, manufacturer, supplier or service provider in relation to any warranty claims to ensure that all necessary repairs, rectifications, replacements and/or remedial works are carried out or caused to be carried out so as to maintain the Facilities in good working order and condition throughout the warranty period.

Section 9 Default by the Parties

a) Subject always to the provisions of the TA, if the Monthly Letting Fee and the Revised Monthly Letting Fee as the case may be or any part thereof shall be unpaid by the Customer to the Supplier for Seven (7) days after becoming payable or if any covenants on the Customer's part herein contained shall not be performed or observed or if the Customer shall become wound up or made or enter into an arrangement for composition with this creditors PROVIDED THAT the Supplier shall give the Customer a forfeiture notice and it is hereby mutually agreed that a reasonable time period to remedy the breach is a minimum of sixty (60) days or any other longer period mutually agreed by the parties hereto to remedy the breach and if the Customer has failed to remedy the breach within the stipulated time period, the Supplier shall be entitled to issue a written notice to the Customer to terminate this Agreement with immediate effect and the Customer shall be liable to pay to the Supplier damages equivalent to the Earnest Deposit together with the total Monthly Letting Fee or the Revised Monthly Letting Fee, as the case may be, for the unexpired portion of the Term or the Renewal Term, as the case may be, as the agreed liquidated damages and not by way of penalty.

b) Subject always to the provisions of the TA, if the Supplier fails, neglects or refuses to perform or observe any of its covenants, undertakings, warranties or obligations under this Agreement or commits or permits any act or omission that disturbs or interferes with the Customer’s quiet enjoyment and uninterrupted use of the Facilities and such failure continues for a period of more than sixty (60) days or any other longer period mutually agreed by the parties hereto after the Customer has served a written notice specifying the nature of the default and requiring the Supplier to remedy the same or if the Supplier shall go into liquidation otherwise than for the purpose of amalgamation or reconstruction or if the Supplier for the time being shall enter into any composition with the Supplier’s creditors, then the Customer shall be entitled to take action for specific performance of the Supplier’s obligations under this Agreement and claim for damages equivalent to the Earnest Deposit as agreed liquidated damages and not by way of penalty or alternatively, to terminate this Agreement with immediate effect in which event the Supplier shall be liable to forthwith pay to the Customer damages equivalent to the Earnest Deposit together with the total Monthly Letting Fee or the Revised Monthly Letting Fee, as the case may be, for the unexpired portion of the Term or the Renewal Term, as the case may be, as the agreed liquidated damages and not by way of penalty.

Article III MISCELLANEOUS

Section 10 Costs

Each party shall pay their respective solicitors' costs for the preparation and completion of this Agreement. All stamp duty of this Agreement shall be borne and paid by the Parties in equal shares.

Section 11 Collateral to the TA

The Parties hereby mutually agree to enter into this Agreement in collateral to the TA and shall not be construed and treated as an independent or severable agreement from the TA. Any renewal, assignment, novation, termination or any event or circumstance affecting the TA of whatsoever shall automatically and simultaneously apply mutatis mutandis to this Agreement without the need for further notice or action by either Party and shall be binding upon the Parties hereto. This Agreement shall take effect and be binding simultaneously upon execution hereof and the TA. If there is any conflict, discrepancy, inconsistency or variance between the TA set out therein and any other terms or conditions of this Agreement, the TA shall prevail and be binding on the Parties hereto. Unless otherwise expressly defined herein, the expressions and definitions used in the TA shall likewise apply in this Agreement.

Section 12 Time

Time wherever mentioned in this Agreement shall be of the essence of this Agreement.

Section 13 Notices

Any notice, request or demand requiring to be served by either party hereto to other under this Agreement shall be in writing and shall be prepaid registered post and/or email to the following address:-

To the Supplier

Address: 2005, Tingkat Perusahaan Satu, Kawasan Perindustrian Perai, 13600 Perai, Pulau Pinang

Email: [***]

To the Customer

Address: Plot 104, Jalan Kampung Jawa, Bayan Lepas Industrial Park, 11900 Bayan Lepas, Pulau Pinang

Email: [***] (Attention: General Manager)

Notices are deemed received:

(a)
by prepaid registered post: at 9 am on the third business day after posting; or
(b)
by email: 36 hours from delivery if sent to the correct email address and no notice of delivery failure is received

Section 14 Binding Effect

This Agreement shall be binding on the successors-in-title and the permitted assigns of the Supplier and the Customer respectively.

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IN WITNESS WHEREOF the First Party and the Second Party have set their hands the day and year set in Part 1 of Schedule 1 of this Agreement.

Signed by Ooi Eng Leong NRIC No.: [***]	]
For and on behalf of the Supplier	]
in the presence of	]	/s/ Ooi Eng Leong
NATIONGATE SYSTEM SDN. BHD.

/s/ Tan San Hoon

TAN SAN HOON

Advocate & Solicitor

Peguambela dan Peguamcara

Prai, Penang

(BC/T/1195)

Signed by Davindra Singh Gendeh NRIC No.: [***]	]
For and on behalf of the Supplier	]
in the presence of	]	/s/ Davindra Singh Gendeh
NATIONGATE SYSTEM SDN. BHD.

/s/ Tan San Hoon

TAN SAN HOON

Advocate & Solicitor

Peguambela dan Peguamcara

Prai, Penang

(BC/T/1195)

Signed by ONG LAY PEAN [***]	]
For and on behalf of the Customer	]
in the presence of	]	/s/ Ong Lay Pean
SYNTIANT MALAYSIA MANUFACTURING SDN. BHD.

/s/ Loy Yeow Khoon

LOY YEOW KHOON

Advocate & Solicitor

PENANG

(BC/L/1292)

THE SCHEDULE PARTICULARS (Which shall form and construed as an essential part of this Agreement)
Part	Particulars	Description
Part 1	Date of Agreement	19 JUN 2025
Part 2	Name and Address of the Supplier

NATIONGATE SYSTEM SDN. BHD. [Registration No.: 202001001264 (1357583-K)] a company incorporated in MALAYSIA under the COMPANIES ACT 2016 and having its registered office at 51-8-A, Menara BHL, Jalan Sultan Ahmad Shah, 10050 Georgetown, Pulau Pinang

Business address:

2511, Tingkat Perusahaan 4A

Kawasan Perusahaan Perai

13600 Perai, Pulau Pinang

Tel No.: [***]

[***]

Part 3	Name and Address of the Customer

SYNTIANT MALAYSIA MANUFACTURING SDN. BHD. (Company Registration No. 202401025052 (1570901-M)) a company incorporated in MALAYSIA under the COMPANIES ACT 2016 and having its registered office at Office Suite No. 603, Block C, Pusat Dagangan Phileo Damansara 1, No. 9, Jalan 16/11, Off Jalan Damansara, 46350 Petaling Jaya, Selangor

Business address:

Plot 104, Jalan Kampung Jawa, Bayan Lepas Industrial Park, 11900 Bayan Lepas, Pulau Pinang

Tel No.: [***]

Part 4	Demised Premises

A factory building measuring approximately 238,360.24 square feet in area bearing assessment address No. 2496, Lorong Perusahaan Baru 2, Prai Industrial Estate, 13600 Prai, Pulau Pinang erected on part of the land and hereditament known as , PT No. 2995, Mukim 01, Daerah Seberang Perai Tengah, Negeri Pulau Pinang held under No. Hakmilik HSD 30937 which are more particularly delineated in yellow colour on the Floor Plan attached in Annexure A hereto

Part 5	Term	Three (3) years
Part 6	Commencement Date	From the date of issuance of Certificate of Completion and Compliance of the Demised Premises
Part 7	Renewal Term	Three (3) years from the expiry of the Term
Part 7A	Further Term	Three (3) years from the expiry of the Renewal Term
Part 8	Monthly Letting Fee	Ringgit Malaysia Three Hundred Six Thousand Two Hundred Eighty One (RM306,281.00) only
Part 9	Revised Monthly Letting Fee	Ringgit Malaysia Three Hundred Eighty Two Thousand Eight Hundred Fifty One (RM382,851.00) only
Part 9A	Further Revised Monthly Letting Fee	Ringgit Malaysia Four Hundred Twenty One Thousand One Hundred Thirty Six (RM421,136.00) only
Part 10	Earnest Deposit	Ringgit Malaysia Three Hundred Six Thousand Two Hundred Eighty One (RM306,281.00) only

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Annexure A

Floor Plan

[Intentionally Omitted]

Annexure B

List of Inventories

[Intentionally Omitted]